EX 10.7

NON-EMPLOYEE DIRECTOR FORM

ANTARES PHARMA, INC.

EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (this “Agreement”), dated as of _________ __, 20___ (the “Date of Grant”), is delivered by Antares Pharma, Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

The Company maintains the Antares Pharma, Inc. Equity Compensation Plan, as amended and restated (the “Plan”), which provides for the grant of options to purchase shares of common stock of the Company in accordance with the terms and conditions of the Plan.  The Board of Directors of the Company (the “Board”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase ___________ shares of common stock of the Company (“Shares”) at an exercise price of $_________ per Share.  The Option shall become exercisable according to Paragraph 2 below.

2.Exercisability of Option.

(a)Service-Based Vesting.  Except as otherwise provided in subparagraph 2(b) below and provided that the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant through the first anniversary of the Date of Grant, the Option will vest and become exercisable on the first anniversary of the Date of Grant.

(b)Change of Control.  In the event of a Change of Control (as defined in the Plan) before the Option is fully exercisable in accordance with the vesting schedule set forth in subparagraph 2(a) above, the Board may take such actions with respect to the exercisability of the Option as it deems appropriate pursuant to the Plan; provided that if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change of Control and the Option is assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer (as defined in the Plan) without Cause (as defined in the Plan) upon or within 12 months following a Change of Control and before the Option is fully exercisable in accordance with the vesting schedule set forth in subparagraph 2(a) above, any unexercisable portion of the Option shall become fully exercisable upon such termination of employment or service.  If the Grantee continues to be employed by, or provide service to, the Employer through the first anniversary of the Date of Grant following the Change of Control, the Option will become exercisable on the first anniversary of the Date of Grant.

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3.Term of Option.

(a)The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)The Option shall automatically terminate upon the happening of the first of the following events:

(i)The expiration of the 90‑day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined in the Plan), death or Cause.

(ii)The expiration of the one‑year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability.

(iii)The expiration of the one‑year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer or if the Grantee dies within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

(iv)The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause.  In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.  Except as otherwise set forth in subparagraph 2(b) above, any portion of the Option that is not exercisable in accordance with this Agreement at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer.

4.Exercise Procedures.

(a)Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment.  Payment of the exercise price shall be made in accordance with procedures established by the Board from time to time based on type of payment being made but, in any event, prior to issuance of the Shares.  The Grantee shall pay the exercise price (i) in cash, (ii) unless the Board determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value (as defined in the Plan) on the date of exercise at least equal to the exercise price or by attestation (on a form prescribed by the Board) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) through a net exercise of the Option whereby the

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Grantee instructs the Employer to withhold that number of Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option being exercised and deliver to the Grantee the remainder of the Shares subject to such exercise, or (v) by such other method as the Board may approve.  The Board may impose from time to time such limitations as it deems appropriate on the use of Shares to exercise the Option.

(b)The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Board approval, the tax withholding obligation of the Employer with respect to the Option may be satisfied by having Shares withheld in accordance with procedures established by the Board.

5.Change of Control.  Except as otherwise set forth in subparagraph 2(b) above, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.

6.Restrictions on Exercise.  Except as the Board may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.  By accepting this Option, the Grantee acknowledges that all the decisions and determinations of the Board shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under the Option.  The Grantee acknowledges receipt of the Plan and the Plan prospectus, which are available on the Company’s internal X drive (or successor drive); provided that paper copies of the Plan and the Plan prospectus are available upon request by contacting Human Resources (609) 359-3020.

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8.No Employment or Other Rights.  The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time.  The right of the Employer to terminate the Grantee’s employment or service at any time for any reason is specifically reserved.

9.No Stockholder Rights.  Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10.Assignment and Transfers.  Except as the Board may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution.  In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11.Complete Agreement.  This Agreement will become effective as of the Date of Grant.  This Agreement records the final, complete, and exclusive understanding of the parties with respect to the matters addressed herein and supersedes any prior or contemporaneous agreement, representation, or understanding, whether oral or written, by either of them, relating to the matters addressed herein.

12.Applicable Law.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

13.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, effective as of the Date of Grant.

ANTARES PHARMA, INC.

By:
Name:	Peter Graham
Title:	Executive Vice President, General Counsel, Human Resources, Chief Compliance Officer & Secretary

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